Exhibit 10(j)(i)(c)

THIRD AMENDMENT
DATED AS OF SEPTEMBER 26, 2003
TO RECEIVABLES SALE AGREEMENT
DATED AS OF SEPTEMBER 28, 2002

This Third Amendment (the “Amendment”), dated as of September 26, 2003, is entered into among Albany International Receivables Corporation (the “Seller”), Albany International Corp. ( the “Initial Collection Agent,” and, together with any successor thereto, the “Collection Agent”), , ABN AMRO Bank N.V., as agent for the Purchaser (the “Agent”), the committed purchasers party thereto (the “Committed Purchasers”) and Amsterdam Funding Corporation, a Delaware corporation (“Amsterdam”);

WITNESSETH:

Whereas, the Seller, Collection Agent, Agent , Committed Purchasers and Amsterdam have heretofore executed and delivered a Receivables Sale Agreement, dated as of September 28, 2001 (as amended, supplemented or otherwise modified through the date hereof, the “Sale Agreement”),

Whereas, the parties hereto desire to amend the Sale Agreement as provided herein;

Now, therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that the Sale Agreement shall be and is hereby amended as follows:

Section 1.      The defined term “Liquidity Termination Date” appearing in Schedule I to the Sale Agreement is hereby amended by deleting the date “September 26, 2003” appearing in clause (d) thereof and inserting in its place the date “September 24, 2004”.

Section 2.      The following sentence shall be inserted at the end of Section 9.10:

Notwithstanding any provision in the Transaction Documents to the contrary, each party to the transactions contemplated by the Transaction Document (and each employee, representative, or other agent of each such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure.

Section 3.      Section 9.12 of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

Notwithstanding any provisions contained in this Agreement to the contrary, Amsterdam shall not, and shall not be obligated to, pay any amount pursuant to this Agreement unless (i) Amsterdam has received funds which may be used to make such payment and which funds are not required to repay its commercial paper notes when due and (ii) after giving effect to such payment, either (x) Amsterdam could issue commercial paper notes to refinance all of its outstanding commercial paper notes (assuming such outstanding commercial paper notes matured at such time) in accordance with the program documents governing Amsterdam’s securitization program or (y) all of Amsterdam’s commercial paper notes are paid in full.  Any amount which Amsterdam does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the United States Bankruptcy Code) against or corporate obligation of Amsterdam for any such insufficiency unless and until Amsterdam satisfies the provisions of clauses (i) and (ii) above. This Section shall survive the termination of this Agreement.

Section 4.      This Amendment shall become effective on the date the Agent has received (i) counterparts hereof executed by the Seller, Collection Agent, each Purchaser, Amsterdam and the Agent and (ii) the acknowledgment and consent in the form set forth below duly executed and delivered by the Parent.

Section 5.1.   This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

Section 5.2.   Except as specifically provided above, the Sale Agreement and the other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects.  The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of any Agent or any Purchaser under the Sale Agreement or any of the other Transaction Documents, nor constitute a waiver or modification of any provision of any of the other Transaction Documents.  All defined terms used herein and not defined herein shall have the same meaning herein as in the Sale Agreement.  The Seller agrees to pay on demand all costs and expenses (including reasonable fees and expenses of counsel) of or incurred by the Agent and each Purchaser Agent in connection with the negotiation, preparation, execution and delivery of this Amendment.

Section 5.3.   This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of New York.

In Witness Whereof, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

ABN AMRO Bank N.V., as the Agent, as the Committed Purchaser

By:	/s/ Patricia Luken
Title:	GVP

By:	/s/ Therese Gremley
Title:	VP

Amsterdam Funding Corporation

By:	/s/ Bernard J. Angelo
Title:	Vice President

Albany International Receivables Corporation, as Seller

By:	/s/ David C. Michaels
Title:	VP Treasury & Tax

Albany International Corp., as Initial Collection Agent

By:	/s/ Michael C. Nahl
Title:	Sr VP & CFO

GUARANTOR’S ACKNOWLEDGMENT AND CONSENT

The undersigned, Albany International Corp., has heretofore executed and delivered the Limited Guaranty dated as of September 28, 2001 (the “Guaranty”) and hereby consents to the Amendment to the Sale Agreement as set forth above and confirms that the Guaranty and all of the undersigned’s obligations thereunder remain in full force and effect.  The undersigned further agrees that the consent of the undersigned to any further amendments to the Sale Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Guaranty referred to above.

ALBANY INTERNATIONAL CORP.

By:	/s/ Michael C. Nahl
	Title:	Sr. VP & CFO